Exhibit 99.1

                                  TEXT OF
                                PRESS RELEASE
                                -------------


       THE INTERGROUP CORPORATION'S BOARD APPROVES STOCK DIVIDEND


Los Angeles, California, March 3, 2003 - The InterGroup Corporation (NASDAQ:
INTG) today announced that its Board of Directors has authorized a three-for-two stock split of the Company's common stock in the form of a 50% stock dividend. The record date for the stock dividend is March 17, 2003, with a distribution date of March 31, 2003. Any fractional shares resulting from the stock dividend will be paid in cash.

                               *  *  *

Statements in this release which are not historical facts are "forward looking statements" and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company's public filings with the Securities and Exchange Commission.


CONTACT:    John V. Winfield, President and Chief Executive Officer,
            Telephone: (310) 889-2500; or Michael G. Zybala, Assistant Secretary, Telephone: (858) 673-4722